Exhibit 99.1

PRESS RELEASE

Contacts:	Alfred J. Novak
President and Chief Executive Officer
(770) 717-6096

NOVOSTE ANNOUNCES SECOND CONSECUTIVE QUARTER OF PROFITABILITY

NORCROSS, GA., July 24, 2003 – Novoste Corporation (NASDAQ: NOVT) today reported its financial results for the quarter ended June 30, 2003.

The Company reported that GAAP (Generally Accepted Accounting Principles) net revenue for the second quarter 2003 was $17.6 million, compared to $16.8 million for the second quarter last year. GAAP net revenue was positively impacted by a reduction in the revenue reserve for catheter exchanges of $ 0.7 million for the current quarter and negatively impacted in the amount of $1.0 million for the same quarter last year. The reserve against revenue was established to reflect the anticipation of the exchange of 3.5 French (Fr) catheters for any 5Fr catheters sold prior to the first quarter of 2003 and remaining in customer inventories. Revenue from the reserve was recognized as exchanges occurred during the quarter. This reserve was established as a result of the recall in August 2002 and subsequent re-launch in January 2003, of the Company’s 3.5Fr catheters. Net revenue, as adjusted, for the second quarter 2003 was $ 16.9 million compared to $17.8 million for the second quarter of 2002, after the effect of this reserve is excluded.

On a GAAP basis, net income for the second quarter 2003 was $1.1 million, or $ 0.07 per diluted share, compared to a net loss of $8.6 million, or $0.52 per diluted share, in the second quarter 2002. Results for the current quarter were impacted by revenue recognized from a reduction in the catheter exchange reserve set up in prior periods. Net income, as adjusted, for the second quarter 2003 was $0.5 million, or $0.03 per diluted share, and reflected the exclusion of this reserve. This compares to the adjusted loss of $ 0.8 million, or $ 0.04 per diluted share for the second quarter of 2002. A reconciliation of GAAP to “as adjusted” results is included in the attached financial statements.

On a GAAP basis, gross margin in second quarter 2003 was 64%, compared to 22 % for the second quarter last year. The second quarter last year included an asset impairment charge of $6.9 million. Adjusted for this item the gross margin last year was 63%.

Operating expenses were $10.2 million for the second quarter 2003, down from $12.3 million in the second quarter of 2002. Research and development (R&D) expenses were $ 2.9 million, down from $3.5 million in the second quarter 2002, reflecting the decreased spending on engineering and clinical trials. Selling, general and administrative (SG&A) expenses were $7.4 million in the quarter, down from $8.8 million in the second quarter last year. The reduction in SG&A is a result of controlling marketing costs worldwide, and reduced selling expenses in Europe.

The Company ended the quarter with net cash and short-term investments of $35.7 million compared to $32.5 million at March 31, 2003.

Al Novak, Chief Executive Officer, commented on the Company’s quarterly financial performance: “We are pleased that we have achieved a profitable second quarter in the face of the launch of the drug eluting stent. We have demonstrated that Novoste has the discipline to bring its costs in line with its revenues and are working hard to continue this trend. Advancements continue to be made in our clinical trial related to the treatment of arterial-venous dialysis grafts (the BRAVO trial). We have evaluated the first group of patients treated prior to changing the protocol for this trial (25 patients) and are encouraged by the knowledge that radiation treatment demonstrates a significant reduction in the number of interventions necessary to keep these grafts patent. Patient enrollment is continuing to complete the trial by late this year, or early next year. We are also evaluating our peripheral artery trial (MOBILE) to determine the opportunity it presents for the Company. Overall, I am pleased with the performance of Novoste and management intends to remain diligent in working towards profitability while reviewing opportunities within and outside the Company to build our future.”

Non-GAAP Measures

Novoste uses non-GAAP measures, such as net income, as adjusted, fully diluted earnings per share, as adjusted, and net revenue, as adjusted. Novoste’s management believes that the presentation of these measures provides useful information to investors. Among other things, these measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as reserves for catheter exchanges, restructuring charges or other expenses that might be considered by some investors as extraordinary for the period. Management uses these measures internally for evaluation of the performance of the business, including allocation of resources and evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Quarterly Conference Call Webcast

The Company has scheduled a conference call for 10:00 A.M. Eastern time on Thursday, July 24, 2003 to discuss its second quarter 2003 results. Interested parties may access the conference call by visiting the Investor Relations page of Novoste’s website at http://www.novoste.com. Listeners are advised to visit the website at least 15 minutes early to download and install any necessary audio software. An archived copy of the call will be available for a period of one week after the call on the Company’s website.

About Novoste Corporation

Novoste Corporation, based in Atlanta, GA, develops advanced medical treatments for coronary and vascular diseases and is the worldwide leader in vascular brachytherapy. The Company’s Beta-Cath™ System is commercially available in the United States, as well as in the European Union and several other countries. Novoste Corporation shares are traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit the Company’s web site at www.novoste.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management’s beliefs, expectations or estimates regarding future occurrences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in these forward-looking statements based upon known and unknown risks and uncertainties, including continued market acceptance of the Beta-Cath™ System, continued demonstration of safety, efficacy, and device performance in post-market surveillance studies, competition and technological changes. These and other risks are detailed in documents filed by Novoste with the SEC including its Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the quarter ended March 31, 2003. The Company does not undertake to update its forward-looking statements.

- FINANCIAL HIGHLIGHTS TO FOLLOW -

NOVOSTE CORPORATION

CONDENSED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per-share data)	2003	2002	2003	2002
Net revenue	$17,608	$16,824	$38,313	$39,757
Cost of Sales	6,318	6,214	13,384	12,892
Impairment charge		6,900		6,900

Gross Margin	11,290	3,710	24,929	19,965

Operating expenses
Research and development	2,829	3,464	6,187	6,123
Sales and marketing	5,147	6,545	11,081	14,763
General and administrative	2,223	2,293	4,541	4,491

Total operating expenses	10,199	12,302	21,809	25,377

Income (loss) from operations	1,091	(8,592)	3,120	(5,412)
Other income	70	41	178	314

Pre-tax income (loss)	1,161	(8,551)	3,298	(5,098)
Income tax	8	—	8	50

Net income (loss)	$1,153	$(8,551)	$3,290	$(5,148)

Basic earnings (loss)per share	$0.07	$(0.52)	$0.20	$(0.32)

Fully diluted earnings (loss) per share	$0.07	$(0.52)	$0.19	$(0.32)

Shares used in computing basic net income per share	16,320	16,311	16,295	16,295

Shares used in computing fully diluted net income per share	16,952	16,311	16,894	16,295

SUPPLEMENTARY REVENUE DATA AND

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS:

(unaudited)

(in thousands, except per-share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
GAAP Net revenue
Catheters & accessories
Domestic	$16,313	$14,306	$35,319	$33,830
International	$1,020	$1,490	$2,313	$2,911

	$17,333	$15,796	$37,632	$36,741
Lease revenue:
Domestic	188	1,159	510	3,080
International	87	(131)	171	(64)

	275	1,028	681	3,016
Total GAAP Net revenue:
Domestic	16,501	15,465	35,829	36,910
International	1,107	1,359	2,484	2,847

	$17,608	$16,824	$38,313	$39,757
Adjustment items:
Catheter exchange reserve (net)	(672)	1,000	(1,813)	1,000

Net revenue, as adjusted	$16,936	$17,824	$36,500	$40,757

GAAP Net income/(loss)	$1,153	$(8,551)	$3,290	$(5,148)
Adjustment items:
Restructuring and impairment charge on assets		6,900	196	6,900
Reserve for catheter exchanges (net)	(612)	900	(1,653)	900

Net income (loss), as adjusted	$541	$(751)	$1,833	$2,652

GAAP fully diluted earnings (loss) per share	$0.07	$(0.52)	$0.19	$(0.32)
Restructuring and impairment charge on assets	—	0.42	0.01	0.42
Reserve for catheter exchanges	(0.04)	0.06	(0.10)	0.06

Fully diluted earnings (loss) per share, as adjusted	$0.03	$(0.04)	$0.10	$0.16

NOVOSTE CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands, except per-share data)	June 30, 2003	December 31, 2002

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$35,685	$33,575
Other current assets	13,290	11,671

Total current assets	48,975	45,246
Property and equipment, net	8,489	9,542
Radiation and transfer devices, net	8,165	11,353
Other assets	702	1,378

Total assets	$66,331	$67,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,308	$14,750
Long term liabilities	5	5
Stockholders’ equity	57,018	52,764

Total liabilities and stockholders’ equity	$66,331	$67,519

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